EXHIBIT 21

              21.  Subsidiaries of the Corporation at December 31, 1997:

                             Incorporate in    Percent Owned
Subsidiary                   the State of      by the Corporation
----------                   ---------------   ------------------
Beverly National Bank        Massachusetts           100%

Cabot Street Realty Trust    Massachusetts           100%